UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 Edwards Lifesciences Corporation (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee paid previously with preliminary materials. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0- 11.

Edwards Lifesciences Spring 2024 Stockholder Presentation

Cautionary Statement and Use of Non-GAAP Financial Measures 2 ▪ This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. Some statements other than statements of historical fact in this Proxy Statement or referred to or incorporated by reference into this Proxy Statement are “forward- looking statements” for purposes of these sections. These statements can sometimes be identified by the use of the forward-looking words, such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” other forms of these words, or similar words or expressions or the negatives thereof. Statements of past performance, efforts or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “preliminary,” “initial,” "potential," "possible," “diligence,” “industry-leading,” “compliant,” “indications,” or “early feedback” or other forms of these words or similar words or expressions or the negatives thereof. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations, or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy Statement. These risks and uncertainties include, but are not limited to, the spin-off of our critical care product group; our ability to develop new products and avoid manufacturing and quality issues; clinical trial or commercial results or new product approvals and therapy adoption; the impact of public health crises; the impact of domestic and global economic conditions; competition in the markets in which we operate; our reliance on vendors, suppliers and other third parties; damage, failure or interruption of our information technology systems; consolidation in the healthcare industry; our ability to protect our intellectual property; our compliance with applicable regulations; our exposure to product liability claims; use of our products in unapproved circumstances; changes to reimbursement for our products; the impact of currency exchange rates; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; changes to tax laws; unexpected impacts or expenses of litigation or internal or government investigations and other risks listed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our subsequent reports filed with the U.S. Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. ▪ Unless otherwise indicated, all figures are GAAP financial measures ▪ A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is available at www.edwards.com ▪ The Company is not able to provide a reconciliation of future projections that exclude special items to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives

We Request Your Support at the 2024 Annual Meeting of Stockholders 3 Proposal 1. FOR Election of Eight Director Nominees Proposal 2. FOR Advisory Vote to Approve Named Executive Officer Compensation Proposal 3. FOR Ratification of Appointment of Independent Registered Public Accounting Firm Proposal 4. FOR Approval of Amended and Restated Long-Term Stock Incentive Compensation Program The Board asks that you vote FOR all proposals

Our Credo At Edwards Lifesciences, we are dedicated to providing innovative solutions for people fighting cardiovascular disease. Through our actions, we will become trusted partners with customers, colleagues, and patients – creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees and shareholders. We will celebrate our successes, thrive on discovery, and continually expand our boundaries. We will act boldly, decisively, and with determination on behalf of people fighting cardiovascular disease.

Edwards Lifesciences

Edwards Lifesciences at a Glance

COMPANY OVERVIEW

~20,000
Global Employees

60%+
Millennials and Generation Z

2,000+
Engineers

Investment in R&D
17-18%
of 2024E sales

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Manufacturing Locations Around the World

100%
ISO 14001 Certified

Entering a New Era of Structural Heart Innovation

Sharpened
Focus on Structural Heart Disease

Expanding
Opportunity

Sustainable
Growth

UNIQUE INNOVATION STRATEGY

Create Meaningful Value by Transforming Patient Care

Innovation
Pioneer breakthrough technologies with compelling evidence

Leadership
Lead groundbreaking standards of care through trusted relationships

Focus
Singular focus on the large unmet needs of structural heart patients

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Edwards Lifesciences SPSIHE S&P 500 Edwards’ Approach to Financial Value Creation has Produced Long-Term Shareholder Returns 6 2013-2023 Total Shareholder Return(1) 1 Capital IQ, reflecting performance from December 31, 2012 through December 29, 2023 2 S&P Healthcare Equipment Select Industry Index (2) 407% 312% 243% Constant currency long-term sales growth goal of 10%+ with contributions from Valvular and additional Structural Heart Disease initiatives Strong Organic Sales Growth Exceptional gross profit margin supported by value-added therapies with differentiated technology Healthy Profitability Conservative balance sheet with flexibility to fund early-stage structural heart acquisitions, as well as repurchase shares Strategic Capital Deployment

Clear Strategy for Sustainable Growth 7 Building momentum Key milestones and strong financial performance 2024 Faster growth Achievement of new indications and launch of new technologies following spin-off 2025-2026 Expanding opportunities Continued healthy momentum driven by new indications, new technologies, and new adjacencies Long-term

Strong Leadership Structure to Guide Continued Company Growth 8 As part of a thoughtful transition, Mr. Mussallem and Ms. Marsh will not be standing for re-election at the 2024 Annual Meeting and Mr. Valeriani will be appointed Chairman of the Board The Board is confident in the go-forward structure under Mr. Zovighian and Mr. Valeriani to lead the Board through continued oversight and sustained Company performance Bernard J. Zovighian Chief Executive Officer • Nearly 30-year career in medical technology, including 12 years spent leading global businesses across two world-class companies • Appointed CEO of Edwards in 2023, after joining the Company in 2015 • Held the role of President of the Company and previously led Edwards’ Transcatheter Mitral and Tricuspid Therapy (TMTT) business • Strong track record of success, including guiding the Company through the post-pandemic recovery in his first year as CEO Nicholas J. Valeriani Incoming Chairman • Over 40 years of medical technology industry experience • Most recently served as CEO of West Health Institute and previously spent 34 years at Johnson & Johnson in increasing leadership positions • Joined the Edwards Board in 2014 and previously served as Chair of the Compensation and Governance Committee • Provides the Board with critical perspectives on the development of Edwards’ patient-focused innovation strategy and assessment of future business opportunities

Edwards Lifesciences

Well-Balanced and Diverse Board[1]



Bernard J. Zovighian
Joined in 2023

CEO,
Edwards Lifesciences



Leslie C. Davis
Nominated for 2024

CEO, UPMC



Kieran T. Gallahue
Joined in 2015

Former Chairman and CEO,
CareFusion Corporation



Leslie S. Heisz
Audit Committee Chair
Joined in 2016

Former Managing Director,
Lazard Frères & Co.



Nicholas J. Valeriani
Chairman

Joined in 2014
Former CEO, West Health;
Former EVP, Johnson & Johnson



Paul A. LaViolette
Compensation & Governance Committee Chair
Joined in 2020
Managing Partner, COO,
SV Health Investors LLC



Steven R. Loranger
Joined in 2016

Former Chairman, President and CEO, ITT Corporation



Ramona Sequeira
Joined in 2020
President, Global Portfolio Division, Takeda Pharmaceuticals USA, Inc.

Ms. Davis brings to the Board more than 30 years of healthcare experience, with a particular emphasis on delivering high-quality care to a diverse population of patients, while strategically adding new businesses and services

BALANCED AND DIVERSE BOARD

Gender


Women
37.5%
Men
62.5%

Ethnic/Racial Diversity


12.5%
Ethnically/Racially Diverse
Caucasian
87.5%

Age


≥70 years
12.5%
37.5%
≤60 years
61-69 years
50.0%

Tenure


5-10 years
50%
50%
<5 years

DIVERSE RANGE OF QUALIFICATIONS AND SKILLS

Medical Technology Industry Experience	International Executive Experience	Corporate Governance
Regulatory and Compliance	Executive Leadership	Operations Management
Innovation and Technology	Risk Management	Risk Oversight
Finance and Financial Industry	Human Capital Resources	Financial Reporting
IT and Cybersecurity	Corporate Strategy and Development	Corporate Responsibility

[1] Reflects the go-forward Board subject to re-election at the 2024 Annual Meeting

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CEO Pay Element Components Corporate Performance Measures & Rationale Base Salary Cash ▪ Attract and retain executives Annual Cash Incentive(1) Financial Measurement ▪ Based on underlying revenue growth (50%), adjusted earnings per share (30%), and adjusted free cash flow (20%) targets set at the beginning of the year Key Operating Drivers (“KODs”) ▪ KODs established by the Board each year to address specific business initiatives derived from our Strategic Imperatives and operating plans ▪ Actual achievement is measured against a number of different metrics and milestones Individual Performance ▪ Individual objectives focus on the achievement of financial measures and operational goals within each executive’s area of responsibility Long-Term Incentive Awards Stock Options (55%) ▪ Consistent with our focus on top-line growth, innovation and longer-term investment horizon and product pipeline Restricted Stock Units (20%) ▪ Promotes stability and retention of our executives over the long term Performance Based Restricted Stock Units (25%) ▪ Awards are contingent on relative total shareholder return (“TSR”) performance measured against a subset of the S&P Healthcare Equipment Select Industry Index ▪ Links compensation to our performance over a three-year period 19% 15% 36% 17% 13% 10% 13% 43% 19% 15% Compensation Design Informed by Strategy and Aligned with Key Performance Indicators 10 1 Incentive plan funding is determined by the Financial Measurement achievement, subject to maximum funding at 175% of target, and KOD achievement, subject to maximum funding at 150% of target; individual payouts are further modified by individual performance and are capped at 200% of target 2023 CEO Target Pay Mix 90% at-risk pay 81% at-risk pay 2023 NEO Target Pay Mix Base Salary Annual Cash Incentive Stock Options PBRSUs RSUs

Robust Corporate Impact Oversight and Disclosure 11 CEO Compensation & Governance Committee Audit Committee Senior Vice President, Associate General Counsel and Corporate Secretary Board of Directors Transforming patient lives with breakthrough medical technologies Excelling as a trusted partner through distinguished quality and integrity Fostering an inclusive culture where all employees grow and thrive Passionate engagement that strengthens our communities Delivering exceptional shareholder value CORPORATE IMPACT IS INTEGRATED INTO OUR CULTURE AND STRATEGY THROUGH OUR ASPIRATIONS Annually, we conduct thorough reporting of our corporate impact approach, goals and performance, most recently captured in our: 2022 Sustainability Report We have also published a series of robust disclosures, including our: 2023 CDP Climate Change Report 2022 CDP Water Security Report 2023 Philanthropy Report 2023 Annual Report Our reporting aligns with: We continue to review and assess risk factors outlined by the Task Force on Climate-Related Financial Disclosures (TCFD) MEASURABLE PROGRESS THROUGH ROBUST DISCLOSURE Sustainability Accounting Standards Board (SASB) Global Reporting Initiative (GRI) Executive Leadership Team__ Corporate Impact Council We endeavor to improve access to healthcare by transforming patient lives with breakthrough medical technologies and passionate engagement that strengthens our communities

Edwards Lifesciences

Commitment to Stockholder Engagement and Responsiveness

We have consistently contacted stockholders holding >50% of outstanding stock each year since 2015 to discuss topics of interest with active participation from an independent director

2015 – 2019 – 2024

DISCUSSION TOPICS

- Board composition, evaluation, refreshment and leadership structure
- Governance features and stockholder rights
- Compensation program and alignment between pay and long-term performance results
- Corporate impact efforts and internal oversight processes
- Board oversight of human capital management and diversity

OUTCOMES

- Reduction in special meeting threshold from 25% to 15%
- Formalized and enhanced responsibilities for Lead Independent Director (when applicable)
- Elimination of supermajority voting
- Adoption of majority voting in director elections
- Adoption of proxy access right
- Published Sustainability Report against established frameworks
- Set goals related to diversity and Company culture; published EEO-1 data and relevant infographics

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